UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2009

AMERICAN COMMUNITY PROPERTIES TRUST
(Exact name of Registrant as specified in its charter)

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Maryland	1-14369	52-2058165
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Smallwood Village Center

St. Charles, Maryland 20602

(Address of principal executive offices) (Zip code)

(301) 843-8600
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement.  On September 25, 2009, American Community Properties Trust, a real estate investment trust (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with FCP Fund I, L.P., a Delaware limited partnership (“FCP”), and FCP/ACPT Acquisition Company, Inc., a Maryland corporation and an indirect wholly-owned subsidiary of FCP (“Merger Sub”). Pursuant to the Merger Agreement, at closing, Merger Sub will merge with and into the Company, with the Company continuing as the surviving company and an indirect wholly-owned subsidiary of FCP (the “Merger”).

Under the terms of the Merger Agreement, at the effective time of the Merger, each common share of beneficial interest of the Company, par value $.01 per share (the “Common Shares”), issued and outstanding immediately prior to the effective time of the Merger, other than Common Shares owned by the Company, FCP, Merger Sub or any subsidiary of the Company or FCP, will be canceled and automatically converted into the right to receive $7.75 (the “Per-Share Amount”) in cash, without interest.  In addition, at the effective time of the Merger, each of the outstanding share appreciation rights will be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of the Per-Share Amount over the base price per Common Share underlying such share appreciation right multiplied by (ii) the number of Common Shares subject to such share appreciation right.  In addition, each unvested restricted Common Share of the Company that, by its terms, vests automatically upon the consummation of the Merger will fully vest in accordance with its terms and be considered an outstanding Common Share for all purposes, including the right to receive the Per-Share Amount.  Any unvested restricted Common Shares that, by their terms, do not vest automatically upon the consummation of the Merger, will be cancelled and retired without any consideration for such shares.

On the unanimous recommendation of a special committee of the Board of Trustees (the “Special Committee”), comprised entirely of independent and disinterested trustees, the Board of Trustees of the Company declared the Merger Agreement and the transactions disclosed therein, including the Merger and an amendment to the Company’s Declaration of Trust (the “Amendment”), advisable and determined to recommend that the Company’s shareholders approve the Merger and the Amendment, as described in the Merger Agreement.  FBR Capital Markets & Co. (“FBR”) is acting as financial advisor to the Special Committee in connection with the Merger.

The Merger Agreement contains provisions pursuant to which the Company may solicit alternative acquisition proposals for thirty days beginning on September 28, 2009 (the “Solicitation Period”) and receive unsolicited acquisition proposals thereafter.  The Special Committee has authorized FBR to solicit alternative proposals from third parties during the Solicitation Period.

The Company may terminate the Merger Agreement under certain circumstances, including if the Special Committee or the Board of Trustees determines in good faith that it has received a Superior Proposal (as defined in the Merger Agreement) and otherwise complies with certain terms of the Merger Agreement.  In connection with such termination, and in certain other limited circumstances, the Company will be required to pay a fee of $1,750,000 to FCP and reimburse FCP up to $300,000 of its out-of-pocket expenses  incurred in connection with the Merger.  If such termination is to accept a Superior Proposal during the Solicitation Period or a Superior Proposal from a party identified during the Solicitation Period and with whom negotiations or discussions were continuing at the end of the Solicitation Period, the Company is required to pay a fee of $1,450,000 to FCP and reimburse FCP up to $300,000 of its out-of-pocket expenses incurred in connection with the Merger.  In the event that the Merger Agreement is terminated because the Company’s shareholders vote not to approve the Merger, the Company will be obligated to reimburse FCP for up to $600,000 of its out-of-pocket expenses.  In addition, if, prior to the Company’s shareholders voting to not approve the Merger, there was announced an Acquisition Proposal (as defined in the Merger Agreement) and the Company enters into or consummates any Acquisition Proposal (whether or not the same as the Acquisition Proposal that was originally announced) within 12 months of the Company’s termination of the Merger Agreement, the Company will be required to pay FCP a fee of $1,450,000.

If the Agreement is terminated under certain limited circumstances, FCP will be obligated to pay a fee of $1,450,000 to the Company and reimburse the Company up to $300,000 of its out-of-pocket expenses incurred in connection with the Merger.  After the satisfaction of certain conditions to the consummation of the transactions contemplated by the Merger Agreement, such fee payable by FCP to the Company upon the termination of the Merger Agreement by the Company in certain limited circumstances will be $5,000,000.

The Company has made customary representations, warranties and covenants in the Merger Agreement, which expire at the effective time of the Merger.  In addition, the Company has also agreed to operate its business in the ordinary course of business, consistent with past practice and the terms of certain interim operations covenants, pending consummation of the Merger.

Consummation of the Merger is not subject to a financing condition, but is subject to other conditions, including, among other things, (i) the receipt of the affirmative vote of the holders of two-thirds of the outstanding Common Shares in favor of the Merger and the Amendment, (ii) receipt of certain third-party consents, (iii) the distribution to the Company of certain earnings and profits from a wholly-owned subsidiary of the Company, (iv) the determination by FCP that there is not a substantial risk that the Company does not qualify or has not qualified as a partnership for tax purposes, provided that, in the event of such determination, a tax opinion of legal counsel would satisfy such condition, and (v) other customary closing conditions. The parties currently expect to close the transaction prior to March 31, 2010, subject to the satisfaction of the foregoing conditions.

Voting Agreement.  Concurrently with the execution of the Merger Agreement, the Wilson Family Shareholders (as defined in the Merger Agreement) entered into a voting agreement (the “Voting Agreement”) with FCP and Merger Sub pursuant to which they have agreed, in their capacities as shareholders of the Company, to, among other things, vote the Common Shares held by them (which in the aggregate represent approximately 50.68% of the outstanding Common Shares as of the date of the Merger Agreement) in favor of the Merger Agreement, the Merger and the Amendment.  The Voting Agreement will terminate automatically in the event that the Merger Agreement is terminated in accordance with its terms.

ITEM 8.01  OTHER EVENTS.

On September 25, 2009, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits
	2.1	Agreement and Plan of Merger, dated as of September 25, 2009, among FCP Fund I, L.P., FCP/ACPT Acquisition Company, Inc. and American Community Properties Trust.*
	99.1	Press release, issued by American Community Properties Trust, dated September 25, 2009.
*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Important Information For Investors And Shareholders

The Merger Agreement has been included to provide investors with information regarding its terms.  The summary of the Merger Agreement contained in this Current Report on Form 8-K may not contain all of the information about the Merger Agreement that is important to investors.  As such, the foregoing summary is qualified in its entirety by reference to the full text of the Merger Agreement.  Therefore, the Company recommends that each investor read carefully the copy of the Merger Agreement that is being filed as Exhibit 2.1 to this Current Report on Form 8-K in its entirety, as the rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by the summary contained in this Current Report on Form 8-K.

The Merger Agreement contains customary representations and warranties of the Company, FCP and Merger Sub made to each other as of specific dates.  The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Company, FCP and Merger Sub and may be subject to important qualifications and limitations agreed to by the Company, FCP and Merger Sub in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk among the Company, FCP and Merger Sub rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, FCP or Merger Sub.   American Community Properties Trust will file a proxy statement with the SEC in connection with the proposed merger.  INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN

IMPORTANT INFORMATION.  Investors and shareholders will be able to obtain these documents free of charge at the website maintained by the SEC at www.sec.gov.  In addition, documents filed with the SEC by American Community Properties Trust are available free of charge by contacting Investor Relations by mail at American Community Properties Trust, 222 Smallwood Village Center, St. Charles, Maryland, 20602, or by going to American Community Properties Trust’s Stockholder Information page on its corporate web site at http://www.acptrust.com/shareholder.html.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

American Community Properties Trust and its trustees and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of American Community Properties Trust in connection with the Merger.  Information regarding the interests of these trustees and executive officers in the transaction described herein will be set forth the proxy statement described above.  Additional information regarding these trustees and executive officers is also included in American Community Properties Trust’s proxy statement for its 2009 Annual Meeting of Shareholders, which was filed with the SEC on April 30, 2009.  This document is available free of charge at the SEC’s web site at www.sec.gov, and from American Community Properties Trust by contacting Investor Relations by mail at American Community Properties Trust, 222 Smallwood Village Center, St. Charles, Maryland, 20602, or by going to American Community Properties Trust’s Stockholder Information page on its corporate web site at http://www.acptrust.com/shareholder.html.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements that involve numerous risks and uncertainties.  The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, without limitation, statements regarding the expected benefits and closing of the proposed merger, the management of the company and the company’s expectations, beliefs and intentions.  All forward-looking statements included in this document are based on information available to American Community Properties Trust on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition.  Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither American Community Properties Trust nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond American Community Properties Trust’s control.  These factors include: failure to obtain stockholder approval of the proposed merger; failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; failure to consummate or delay in consummating the transaction for other reasons; changes in laws or regulations; and changes in general economic conditions. American Community Properties Trust undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new informayion, future events or otherwise. For additional information please refer to American Community Properties Trust’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMUNITY PROPERTIES TRUST (Registrant)
Date: September 28, 2009	By: /s/ Matthew M. Martin Matthew M. Martin Chief Financial Officer

Exhibit Index

Item No.	Description
2.1	Agreement and Plan of Merger, dated as of September 25, 2009, among FCP Fund I, L.P., FCP/ACPT Acquisition Company, Inc. and American Community Properties Trust.

99.1	Press release, issued by American Community Properties Trust, dated September 25, 2009.